Exhibit 10.10.7

AMENDMENT #1

COLLABORATION AGREEMENT

This Amendment #1 (“Amendment #1”) is issued pursuant to the Collaboration Agreement (“Agreement”), effective November 10, 2017, between Magenta Therapeutics, Inc. (“Magenta”) and National Marrow Donor Program d/b/a Be The Match BioTherapies (“BTMB”) and incorporates all of the terms and conditions therein. The effective date of this Amendment shall be December 31, 2020.

The Parties agree to extend the term under the Agreement as follows:

Replace Section 2. Term in its entirety to read as follows:

2. Term. The term of this Agreement shall commence on the effective date set forth above and continue and remain in effect until December 31, 2022 or until this Agreement is terminated as provided for in Section 9, “Termination”.

Except as provided above, all other terms and conditions in the Agreement remain unchanged and in full force and effect. This Amendment #1 is executed by individuals who are authorized to bind their respective parties.

NATIONAL MARROW DONOR PROGRAM d/b/a BE THE MATCH BIOTHERPAIES		MAGENTA THERAPEUTICS, INC.

By:	/s/ Mary Frey	By:	/s/ Christina Isacson
	Authorized signature		Authorized signature

	Mary Frey		Christina Isacson
	(Typed/Printed Name)		(Typed/Printed Name)

Title:	Contracts & Procurement Director	Title:	Chief Business Officer

Date:	12/7/2020	Date:	12/14/2020